FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler/Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FOURTH QUARTER AND FULL-YEAR 2016 FINANCIAL RESULTS

MIAMI, FL, March 1, 2017 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the fourth quarter and year ended December 31, 2016.

GAAP Financial Results

Fourth quarter 2016 revenues were $412.8 million, compared to revenues of $430.3 million in the fourth quarter of 2015. The Company recorded operating income of $30.8 million in the fourth quarter of 2016, compared to operating income of $31.0 million in the fourth quarter of 2015. Net income attributed to Vector Group Ltd. for the 2016 fourth quarter was $4.6 million, or $0.04 per diluted common share, compared to net income of $7.9 million, or $0.06 per diluted common share, in the 2015 fourth quarter.
For the year ended December 31, 2016 revenues were $1.691 billion, compared to revenues of $1.657 billion for the year ended December 31, 2015. The Company recorded operating income of $233.0 million for the year ended December 31, 2016, compared to operating income of $199.9 million for the year ended December 31, 2015. Net income attributed to Vector Group Ltd. for the year ended December 31, 2016 was $71.1 million, or $0.55 per diluted common share, compared to net income of $59.2 million, or $0.46 per diluted common share for the year ended December 31, 2015.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three months and years ended December 31, 2016 and 2015 are included in Tables 2 through 10.
Three months ended December 31, 2016 compared to the three months ended December 31, 2015
Fourth quarter 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $412.8 million compared to $430.8 million in 2015.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $60.5 million for the fourth quarter of 2016 compared to $58.4 million for the fourth quarter of 2015.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $16.4 million or $0.13 per diluted share for the three months ended December 31, 2016 and $16.4 million or $0.13 per diluted share for the three months ended December 31, 2015.

Adjusted Operating Income (as described below and in Table 5 attached hereto) was $52.5 million for the three months ended December 31, 2016 compared to $54.2 million for the three months ended December 31, 2015.
Year ended December 31, 2016 compared to the year ended December 31, 2015
For the year ended December 31, 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $1.691 billion compared to $1.659 billion in 2015.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $280.2 million for the year ended December 31, 2016 compared to $245.9 million in 2015.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $83.4 million or $0.65 per diluted share for the year ended December 31, 2016 and $72.5 million or $0.57 per diluted share for the year ended December 31, 2015.
Adjusted Operating Income (as described below and in Table 5 attached hereto) was $260.4 million for the year ended December 31, 2016 and $232.0 million for the year ended December 31, 2015.
Tobacco Segment Financial Results
For the fourth quarter 2016, the Tobacco segment had revenues of $260.9 million, compared to $270.6 million for the fourth quarter 2015. The decline in revenues was primarily due to a 5.2% decline in unit sales volume partially offset by favorable net pricing variances.
For the year ended December 31, 2016, the Tobacco segment had revenues of $1.012 billion, compared to $1.018 billion for the year ended December 31, 2015. The decline in revenues was primarily due to a 2.6% decline in unit sales volume partially offset by favorable net pricing variances.
Operating Income from the Tobacco segment was $43.8 million and $238.3 million for the three months and year ended December 31, 2016 compared to $39.9 million and $209.4 million for the three months and year ended December 31, 2015, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the fourth quarter 2016 and 2015 was $62.1 million and $61.2 million, respectively. Tobacco Adjusted Operating Income for the years ended December 31, 2016 and 2015 was $258.6 million and $234.0 million, respectively.
For the three months ended December 31, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.23 billion units compared to 2.35 billion units for the three months ended December 31, 2015. For the year ended December 31, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 8.46 billion units compared to 8.69 billion units for the year ended December 31, 2015.
Liggett's retail market share increased to approximately 3.5% during the year ended December 31, 2016. Compared to the year ended December 31, 2015, Liggett's retail shipments increased 1.4% while the overall industry's retail shipments declined by 2.2%, according to data from Management Science Associates, Inc.
Real Estate Segment Financial Results
For the fourth quarter 2016, the Real Estate segment had revenues of $152.7 million, compared to $162.6 million for the fourth quarter 2015. For the year ended December 31, 2016, the Real Estate segment had revenues of $680.1 million compared to $641.4 million for the year ended December 31, 2015. For the fourth quarter 2016, the Real Estate segment reported a net loss of $0.8 million, compared to net income of $1.5 million for the fourth quarter 2015. For the year ended December 31, 2016, the Real Estate segment reported net income of $13.5 million compared to $11.7 million for the year ended December 31, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment.  For the fourth quarter 2016, Douglas Elliman had revenues of $151.5 million, compared to $160.7 million for the fourth quarter 2015. For the year ended December 31, 2016, Douglas Elliman had revenues of $675.3 million compared to $635.1 million for the year ended December 31, 2015. For fourth quarter 2016, Douglas Elliman reported a net loss of $6.1 million, compared to net income of $2.5 million for the fourth quarter 2015. For the year ended December 31, 2016, Douglas Elliman net income of $21.1 million compared to $22.2 million for the year ended December 31, 2015.
Non-GAAP Financial Measures
For the fourth quarter 2016, the Real Estate segment had Adjusted Revenues of $152.7 million, compared to $163.0 million for the fourth quarter 2015. For the fourth quarter 2016, Real Estate Adjusted EBITDA attributed to the Company were $0.6 million, compared to $3.9 million for the fourth quarter 2015.
For the year ended December 31, 2016, the Real Estate segment had Adjusted Revenues of $680.1 million compared to $643.3 million for the year ended December 31, 2015. The increase in revenues was primarily due to an increase in commissions and other brokerage income at Douglas Elliman. For the year ended December 31, 2016, Real Estate Adjusted EBITDA attributed to the Company were $28.0 million compared to $26.8 million for the year ended December 31, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment. Douglas Elliman's Adjusted Revenues for the fourth quarter 2016 were $151.5 million, compared to $161.2 million for the fourth quarter 2015.
For the fourth quarter 2016, Douglas Elliman's Adjusted EBITDA were a loss of $0.5 million (a loss of $0.4 million attributed to the Company), compared to income of $5.9 million ($4.1 million attributed to the Company) for the fourth quarter 2015.
For the year ended December 31, 2016, Douglas Elliman's Adjusted Revenues were $675.3 million compared to $637.0 million for the year ended December 31, 2015.
For the year ended December 31, 2016, Douglas Elliman's Adjusted EBITDA were $36.7 million ($25.9 million attributed to the Company), compared to $35.7 million ($25.2 million attributed to the Company) for the year ended December 31, 2015.
For the three months and year ended December 31, 2016, Douglas Elliman achieved closed sales of approximately $5.7 billion and $24.6 billion, compared to $6.2 billion and $22.4 billion for the three months and year ended December 31, 2015.
E-cigarettes Segment Financial Results
For the fourth quarter of 2016, the E-cigarette segment had a loss of Adjusted EBITDA of $1.0 million compared to a loss of Adjusted EBITDA of $5.3 million for the fourth quarter 2015.
For the year ended December 31, 2016, the E-cigarette segment had a loss of Adjusted EBITDA of $1.4 million compared to a loss of Adjusted EBITDA of $13.0 million for the year ended December 31, 2015.

Non-GAAP Financial Measures
Adjusted Revenues, New Valley LLC Adjusted Revenues and Douglas Elliman Realty, LLC Adjusted Revenues (hereafter referred to as "the Non-GAAP Revenue Financial Measures") and Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter, along with the Non-GAAP Revenue Measures referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies. In the case of the Non-GAAP Revenue Financial Measures, management believes revenue growth in its real estate segment is an important measure of growth because increased revenues generally result in increased gross margin as a result of absorption of fixed operating costs, which management believes will lead to increased future profitability as well as increased capacity to expand into new and existing markets. A key strategy of the Company is its ability to move into new markets and therefore gross revenues provide information with respect to the Company's ability to achieve its strategic objectives. Management also believes increased revenues generally indicate increased market share in existing markets as well as expansion into new markets. Consequently, management believes the Non-GAAP Revenue Financial Measures are meaningful indicators of operating performance.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's Non-GAAP Financial Measures for the three and twelve months ended December 31, 2016 and 2015.

Conference Call to Discuss Fourth quarter 2016 Results

As previously announced, the Company will host a conference call and webcast on Wednesday, March 1, 2017 at 4:30 PM (ET) to discuss fourth quarter 2016 results. Investors can access the call by dialing 800-859-8150 and entering 48737139 as the conference ID number. The call will also be available via live webcast at www.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on March 1, 2017 through March 15, 2017. To access the replay, dial 877-656-8905 and enter 48737139 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC and Vector Tobacco Inc. and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$260,943	$270,616	$1,011,620	$1,017,761
Real estate	152,657	162,565	680,105	641,406
E-Cigarettes	(828)	(2,851)	(776)	(1,970)
Total revenues	412,772	430,330	1,690,949	1,657,197

Expenses:
Cost of sales:
Tobacco*	180,743	191,585	672,431	697,900
Real estate	93,045	100,981	424,829	410,287
E-Cigarettes	61	22	84	1,540
Total cost of sales	273,849	292,588	1,097,344	1,109,727

Operating, selling, administrative and general expenses	90,519	86,772	340,567	320,221
Litigation, settlement and judgment expense	17,650	14,229	20,000	20,072
Restructuring charges	—	5,709	41	7,257
Operating income	30,754	31,032	232,997	199,920

Other income (expenses):
Interest expense	(38,528)	(24,286)	(142,982)	(120,691)
Change in fair value of derivatives embedded within convertible debt	8,488	5,695	31,710	24,455
Equity in earnings from real estate ventures	1,872	723	5,200	2,001
Equity in losses from investments	(646)	(26)	(2,754)	(2,681)
Gain (loss) on sale of investment securities available for sale	2,059	(880)	2,907	11,138
Impairment of investment securities available for sale	(465)	(635)	(5,381)	(12,846)
Other, net	1,776	1,308	4,732	6,409
Income before provision for income taxes	5,310	12,931	126,429	107,705
Income tax expense	2,481	3,494	49,163	41,233

Net income	2,829	9,437	77,266	66,472

Net loss (income) attributed to non-controlling interest	1,770	(1,533)	(6,139)	(7,274)

Net income attributed to Vector Group Ltd.	$4,599	$7,904	$71,127	$59,198

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.04	$0.06	$0.56	$0.46

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.04	$0.06	$0.55	$0.46

Cash distributions declared per share	$0.40	$0.38	$1.54	$1.47

* Revenues and cost of sales include federal excise taxes of $112,249, $120,603, $425,980 and $439,647, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
REVENUES AND RECONCILIATION OF ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Revenues	$412,772	$430,330	$1,690,949	$1,657,197

Purchase accounting adjustments (a)	—	481	—	1,925
Total adjustments	—	481	—	1,925

Adjusted Revenues (b)	$412,772	$430,811	$1,690,949	$1,659,122

Revenues by Segment
Tobacco (b)	$260,943	$270,616	$1,011,620	$1,017,761
E-cigarettes	(828)	(2,851)	(776)	(1,970)
Real Estate (c)	152,657	162,565	680,105	641,406
Corporate and Other	—	—	—	—
Total (b)	$412,772	$430,330	$1,690,949	$1,657,197

Adjusted Revenues by Segment
Tobacco (b)	$260,943	$270,616	$1,011,620	$1,017,761
E-cigarettes	(828)	(2,851)	(776)	(1,970)
Real Estate (c)	152,657	163,046	680,105	643,331
Corporate and Other	—	—	—	—
Total (b)	$412,772	$430,811	$1,690,949	$1,659,122

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.	Includes excise taxes of $112,249, $120,603, $425,980 and $439,647 for the quarters and years ended December 31, 2016 and 2015, respectively.

c.	Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $151,491, $161,193, $675,258 and $637,000 for the quarters and years ended December 31, 2016 and 2015, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$4,599	$7,904	$71,127	$59,198
Interest expense	38,528	24,286	142,982	120,691
Income tax expense	2,481	3,494	49,163	41,233
Net income attributed to non-controlling interest	(1,770)	1,533	6,139	7,274
Depreciation and amortization	5,492	6,258	22,359	25,654
EBITDA	$49,330	$43,475	$291,770	$254,050
Change in fair value of derivatives embedded within convertible debt (a)	(8,488)	(5,695)	(31,710)	(24,455)
Equity in losses from investments (b)	646	26	2,754	2,681
Loss (gain) on sale of investment securities available for sale	(2,059)	880	(2,907)	(11,138)
Impairment of investment securities available for sale	465	635	5,381	12,846
Equity in earnings from real estate ventures (c)	(1,872)	(723)	(5,200)	(2,001)
Pension settlement charge	—	—	—	1,607
Stock-based compensation expense (d)	2,775	1,972	10,052	5,620
Litigation settlement and judgment expense (e)	17,650	14,229	20,000	20,072
Impact of MSA settlement (f)	617	1,351	247	(4,364)
Restructuring charges	—	5,709	41	7,257
Purchase accounting adjustments (g)	3,029	379	5,230	1,435
Other, net	(1,776)	(1,308)	(4,732)	(6,409)
Adjusted EBITDA	$60,317	$60,930	$290,926	$257,201
Adjusted EBITDA attributed to non-controlling interest	153	(2,535)	(10,696)	(11,267)
Adjusted EBITDA attributed to Vector Group Ltd.	$60,470	$58,395	$280,230	$245,934

Adjusted EBITDA by Segment
Tobacco	$64,598	$63,794	$268,890	$245,374
E-cigarettes	(954)	(5,327)	(1,403)	(13,037)
Real Estate (h)	419	6,413	38,716	38,111
Corporate and Other	(3,746)	(3,950)	(15,277)	(13,247)
Total	$60,317	$60,930	$290,926	$257,201

Adjusted EBITDA Attributed to Vector Group Ltd. by Segment
Tobacco	$64,598	$63,794	$268,890	$245,374
E-cigarettes	(954)	(5,327)	(1,403)	(13,037)
Real Estate (i)	572	3,878	28,020	26,844
Corporate and Other	(3,746)	(3,950)	(15,277)	(13,247)
Total	$60,470	$58,395	$280,230	$245,934

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents equity in losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in earnings recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $(522), $5,855, $36,657 and $35,740 for the three months and years ended December 31, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $(368), $4,133, $25,876 and $25,229 for the three months and years ended December 31, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$4,599	$7,904	$71,127	$59,198

Change in fair value of derivatives embedded within convertible debt	(8,488)	(5,695)	(31,710)	(24,455)
Non-cash amortization of debt discount on convertible debt	10,905	7,565	38,528	27,211
Litigation settlement and judgment expense (a)	17,650	14,229	20,000	20,072
Pension settlement charge	—	—	—	1,607
Impact of interest expense capitalized to real estate ventures, net	(3,322)	(9,928)	(11,433)	(9,928)
Impact of MSA settlement (b)	617	1,351	247	(4,364)
Restructuring charges	—	5,709	41	7,257
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	2,489	1,358	5,057	5,303
Total adjustments	19,851	14,589	20,730	22,703

Tax expense related to adjustments	(8,060)	(6,089)	(8,416)	(9,447)

Adjusted Net Income attributed to Vector Group Ltd.	$16,390	$16,404	$83,441	$72,454

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.13	$0.13	$0.65	$0.57

a. Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Operating income	$30,754	$31,032	$232,997	$199,920

Litigation settlement and judgment expense (a)	17,650	14,229	20,000	20,072
Pension settlement charge	—	—	—	1,607
Restructuring expense	—	5,709	41	7,257
Impact of MSA settlement (b)	617	1,351	247	(4,364)
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	3,526	1,925	7,164	7,513
Total adjustments	21,793	23,214	27,452	32,085

Adjusted Operating Income (d)	$52,547	$54,246	$260,449	$232,005

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$43,820	$39,878	$238,293	$209,393

Litigation settlement and judgment expense (a)	17,650	14,229	20,000	20,072
Pension settlement charge	—	—	—	1,607
Restructuring expense	—	5,709	41	7,257
Impact of MSA settlement (b)	617	1,351	247	(4,364)
Total adjustments	18,267	21,289	20,288	24,572

Tobacco Adjusted Operating Income	$62,087	$61,167	$258,581	$233,965

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$43,820	$39,878	$238,293	$209,393

Litigation settlement and judgment expense (a)	17,650	14,229	20,000	20,072
Pension settlement charge	—	—	—	1,607
Restructuring expense	—	5,709	41	7,257
Impact of MSA settlement (b)	617	1,351	247	(4,364)
Total adjustments	18,267	21,289	20,288	24,572

Tobacco Adjusted Operating Income	62,087	61,167	258,581	233,965

Depreciation and amortization	2,489	2,606	10,224	11,323
Stock-based compensation expense	22	21	85	86
Total adjustments	2,511	2,627	10,309	11,409

Tobacco Adjusted EBITDA	$64,598	$63,794	$268,890	$245,374

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL ESTATE SEGMENT (NEW VALLEY LLC) ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Real Estate Segment (New Valley LLC) revenues	$152,657	$162,565	$680,105	$641,406

Purchase accounting adjustments (a)	—	481	—	1,925
Total adjustments	—	481	—	1,925

Real Estate Segment (New Valley LLC) Adjusted Revenues (b)	$152,657	$163,046	$680,105	$643,331

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.	Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $151,491, $161,193, $675,258 and $637,000 for the three months and years ended December 31, 2016 and 2015, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REAL SEGMENT (NEW VALLEY LLC) ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$(814)	$1,453	$13,477	$11,668
Interest expense (a)	6	3	20	7
Income tax (benefit) expense (a)	(556)	986	9,335	8,890
Net (loss) income attributed to non-controlling interest (a)	(1,770)	1,533	6,139	7,274
Depreciation and amortization	2,613	3,217	10,485	12,589
EBITDA	$(521)	$7,192	$39,456	$40,428
Loss from non-guarantors other than New Valley LLC	14	25	98	91
Equity in earnings from real estate ventures (b)	(1,872)	(723)	(5,200)	(2,001)
Purchase accounting adjustments (c)	3,029	379	5,230	1,435
Other, net	(235)	(468)	(939)	(1,754)
Adjusted EBITDA	$415	$6,405	$38,645	$38,199
Adjusted EBITDA attributed to non-controlling interest	153	(2,535)	(10,696)	(11,267)
Adjusted EBITDA attributed to New Valley LLC	$568	$3,870	$27,949	$26,932

Adjusted EBITDA by Segment
Real Estate (d)	$419	$6,413	$38,716	$38,111
Corporate and Other	(4)	(8)	(71)	88
Total (f)	$415	$6,405	$38,645	$38,199

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$572	$3,878	$28,020	$26,844
Corporate and Other	(4)	(8)	(71)	88
Total (f)	$568	$3,870	$27,949	$26,932

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K for the years ended December 31, 2016 and December 31, 2015, respectively.

b.	Represents equity in earnings recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $(522), $5,855, $36,657 and $35,740 for the three months and years ended December 31, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $(368), $4,133, $25,876 and $25,229 for the three months and years ended December 31, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

f.
New Valley's Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Adjusted EBITDA contained in Table 3 of this press release) of $3,746, $3,950, $15,277 and $13,247 for the three months and years ended December 31, 2016 and 2015, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Douglas Elliman Realty, LLC revenues	$151,491	$160,712	$675,258	$635,075

Purchase accounting adjustments (a)	—	481	—	1,925
Total adjustments	—	481	—	1,925

Douglas Elliman Realty, LLC Adjusted Revenues	$151,491	$161,193	$675,258	$637,000

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year ended
	December 31,		December 31,
	2016	2015	2016	2015

Net (loss) income attributed to Douglas Elliman Realty, LLC	$(6,113)	$2,450	$21,068	$22,163
Interest expense	—	1	—	4
Income tax expense (benefit)	177	(45)	1,126	831
Depreciation and amortization	2,508	3,148	10,116	12,343
Douglas Elliman Realty, LLC EBITDA	$(3,428)	$5,554	$32,310	$35,341
Equity in earnings from real estate ventures (a)	(70)	(37)	(1,062)	(945)
Purchase accounting adjustments (b)	3,029	379	5,230	1,435
Other, net	(53)	(41)	179	(91)
Douglas Elliman Realty, LLC Adjusted EBITDA	$(522)	$5,855	$36,657	$35,740
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	154	(1,722)	(10,781)	(10,511)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	(368)	4,133	25,876	25,229

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.